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                                                                    EXHIBIT 16.5

[KPMG LETTERHEAD]


      Suite 1200
      150 West Jefferson
      Detroit, MI 48226-4429






March 5, 2003


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:


We were previously principal accountants for United American Healthcare Corporation and, under the date of October 11, 2002, we reported on the consolidated financial statements of United American Healthcare Corporation as of and for the years ended June 30, 2002 and 2001. On March 3, 2003, our appointment as principal accountants was terminated.

We have read United American Healthcare Corporation's statements included under
Item 4 of its Form 8-K dated March 5, 2003, and we agree with such statements, except that 1) we are not in a position to agree or disagree with United American Healthcare Corporation's statements that Follmer Rudzewicz PLC has been engaged as independent accountants; 2) we are not in a position to agree or disagree with United American Healthcare Corporation's statements that the change was determined and approved by the Finance and Audit Committee of the Board of Directors; 3) we are not in a position to agree or disagree with the United American Healthcare Corporation's stated reason for changing principal accountants; and, 4) we are not in a position to agree or disagree with United American Healthcare Corporation's statement that Follmer Rudzewicz PLC was not engaged regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, to the type of audit opinion that might be rendered on United American Healthcare Corporation's financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).


Very truly yours,

/s/ KPMG LLP



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